                                                                  EXHIBIT 99.1



AGRICULTURAL DIVISION OF
IOCHPE-MAXION S.A.
Financial Statements at
December 31, 1995, 1994 and 1993
and Report of Independent Accountants

         REPORT OF INDEPENDENT ACCOUNTANTS


         July 10, 1996

         To the Boards of Directors of
         Iochpe-Maxion S.A. and
         AGCO Corporation




1 We have audited the accompanying balance sheets of the Agricultural Division ("the Division"), a wholly-owned division of Iochpe-Maxion S.A., as of December 31, 1995 and 1994 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the management of Iochpe-Maxion S.A. Our responsibility is to express an opinion on these financial statements based on our audits.

2 We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3 As discussed in Note 1 to the financial statements, on June 28, 1996, certain assets and liabilities of the Agricultural Division, including the manufacturing facilities, were sold to AGCO Corporation.

4 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with accounting principles generally accepted in the United States of America.


         /s/ Price Waterhouse          /s/ Claudio Avelino Mac-Knight Filippi
         --------------------          --------------------------------------
         Price Waterhouse              Claudio Avelino Mac-Knight Filippi
         Auditores Independentes       Partner
         CRC-SP-160                    Contador CRC-MG-16.843"S" SP-1.331

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         BALANCE SHEET
         In thousands of U.S. dollars
         -----------------------------------------------------------------------



                                                                           DECEMBER 31
                                                                   -------------------

         ASSETS                                                       1995        1994
                                                                   -------     -------
         Current assets
            Cash and cash equivalents                                    2         947
            Investments (Note 4)                                     1,058       1,892
            Accounts and notes receivable,
               net of allowances (Note 5)                           25,572      78,052
            Inventories, net (Note 6)                               84,810      43,299
            Taxes recoverable                                        4,717       5,804
            Deferred income tax and social
               contribution (Note 3)                                 9,611       5,522
            Advances to suppliers                                    3,171       1,061
            Other current assets                                     6,259       2,782
                                                                   -------     -------

                                                                   135,200     139,359
                                                                   -------     -------

         Property, plant and equipment, net (Note 7)                31,375      31,024
         Non-current receivables, net (Note 5)                      10,532      15,047
         Deferred income tax and social contribution (Note 3)        5,502       7,466
         Deposits                                                       36          33
         Investments (Note 4)                                        2,528       4,396
                                                                   -------     -------

                                                                   185,173     197,325
                                                                   =======     =======

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         BALANCE SHEET
         In thousands of U.S. dollars                                (continued)
         -----------------------------------------------------------------------


                                                                           DECEMBER 31
                                                                   -------------------

         LIABILITIES AND DIVISION EQUITY                              1995        1994
                                                                   -------     -------
         Current liabilities
            Trade accounts payable                                  22,484      44,403
            Loans (Note 8)                                          16,119      46,975
            Commissions payable                                      5,391       2,229
            Payroll and related charges                              5,849       9,606
            Taxes payable                                              725       2,594
            Other                                                    2,062       4,782
                                                                   -------     -------

                                                                    52,630     110,589
                                                                   -------     -------
         Long-term liabilities
            Loans (Note 8)                                           4,744       2,661
            Payable to head office (Note 12)                       121,119       4,981
                                                                   -------     -------

                                                                   178,493     118,231
                                                                   -------     -------

         COMMITMENTS AND CONTINGENCIES (NOTE 10)

         Division equity
            Equity at January 1, 1993                               38,667      38,667
            Retained earnings (deficit) (Note 13)                  (31,987)     40,427
                                                                   -------     -------

                                                                     6,680      79,094
                                                                   -------     -------

                                                                   185,173     197,325
                                                                   =======     =======





The accompanying notes are an integral part of these financial statements.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         STATEMENT OF OPERATIONS
         In thousands of U.S. dollars
         -----------------------------------------------------------------------



                                                                             YEAR ENDED DECEMBER 31
                                                                        ---------------------------

                                                                           1995      1994      1993
                                                                        -------   -------   -------
         NET SALES                                                      265,208   563,178   368,712

         COST OF SALES                                                  221,466   406,118   293,052
                                                                        -------   -------   -------

         GROSS PROFIT                                                    43,742   157,060    75,660

         EXPENSES (INCOME)
           Selling                                                       31,577    41,441    23,411
           General and administrative                                    29,326    21,860    14,451
           Overhead allocated by head office                             10,429    16,681    12,735
           Research and development                                       4,869     1,345     2,482
           Excess capacity costs (Note 14)                               16,096
           Interest and financial expenses                               39,541    91,758    48,891
           Interest and financial income                                 (6,038)  (87,580)  (50,896)
           Other, net                                                       685       (35)      (71)
           Foreign exchange loss                                          9,952    18,533     9,297
                                                                        -------   -------   -------

         INCOME (LOSS) BEFORE TAXES                                     (92,695)   53,057    15,360

         Income tax and social contribution expense (benefit) (Note 3)  (20,281)   21,706     6,284
                                                                        -------   -------   -------

         NET INCOME (LOSS)                                              (72,414)   31,351     9,076
                                                                        =======   =======   =======





The accompanying notes are an integral part of these financial statements.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         STATEMENT OF CASH FLOWS
         In thousands of U.S. dollars
         -----------------------------------------------------------------------



                                                                                 YEAR ENDED DECEMBER 31
                                                                        -------------------------------

                                                                           1995        1994        1993
                                                                        -------    --------    --------
         CASH FLOWS FROM OPERATING ACTIVITIES
            Net income (loss)                                           (72,414)     31,351       9,076
            Adjustments to reconcile net income (loss)
               with cash provided by (used in) operating activities
                  Foreign exchange loss                                   9,952      18,533       9,297
                  Depreciation and amortization                           4,313       3,950       3,733
                  Deferred tax charges (credits)                         (2,125)     (5,535)     (2,501)
                  Gain on sale of property, plant and equipment            (276)       (106)       (124)
                  Other                                                                              12
            Decrease (increase) in assets
               Accounts and notes receivable                             48,549    (101,311)   (100,017)
               Taxes recoverable                                            359      (6,185)     (9,135)
               Inventories                                              (41,511)    (22,875)     (7,662)
               Other                                                     (6,584)     (4,236)     (2,959)
            Increase (decrease) in liabilities
               Trade accounts payable                                   (17,461)     48,210      50,007
               Advances from dealers                                                   (504)     11,207
               Commission payable                                         3,734       1,927      13,522
               Payroll and related charges                               (2,713)     10,046      19,518
               Income and other taxes                                    (1,657)      2,816       2,819
               Payable to head office                                    31,785      90,366      52,557
               Other                                                     (2,270)      4,921      11,481
                                                                        -------    --------    --------

            Net cash provided by (used in) operating activities         (48,319)     71,368      60,831
                                                                        -------    --------    --------

         CASH FLOWS FROM INVESTING ACTIVITIES
            Additions to property, plant and equipment                   (4,690)     (5,147)     (2,101)
            Additions to deposits                                            (3)        (25)
            Decrease (increase) in investments in time deposits           2,039      (6,884)     (5,610)
            Proceeds from sale of property, plant and equipment             302         169         396
                                                                        -------    --------    --------

            Net cash used in investing activities                        (2,352)    (11,887)     (7,315)
                                                                        -------    --------    --------

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         STATEMENT OF CASH FLOWS
         In thousands of U.S. dollars                                (continued)
         -----------------------------------------------------------------------




                                                                                 YEAR ENDED DECEMBER 31
                                                                        -------------------------------

                                                                           1995        1994        1993
                                                                        -------     -------     -------
         CASH FLOWS FROM FINANCING ACTIVITIES
            Short-term debt, net                                        (26,766)     51,025      51,858
            Long-term debt
               Issuances                                                  2,628       3,043       2,000
               Repayments                                                               (72)     (1,061)
            Net amount received from (remitted to) head office           84,353     (83,220)    (54,722)
                                                                        -------     -------     -------

            Net cash provided by (used in) financing activities          60,215     (29,224)     (1,925)
                                                                        -------     -------     -------

            Effect of exchange rate changes on cash                     (10,489)    (29,687)    (52,099)
                                                                        -------     -------     -------

            Increase (decrease) in cash and cash equivalents               (945)        570        (508)
            Cash and cash equivalents, beginning of year                    947         377         885
                                                                        -------     -------     -------

            Cash and cash equivalents, end of year                            2         947         377
                                                                        =======     =======     =======

            Cash paid during the year for:
               Interest and financial charges                            39,541      91,758      48,891
               Income tax (Note 3)                                            0           0           0





The accompanying notes are an integral part of these financial statements.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



1        BUSINESS

         The Agricultural Division ("the Division"), a wholly-owned division of Iochpe-Maxion S.A., is principally engaged in the production and sale of tractors, harvesters, and replacement parts. The Division's plants are located in Canoas and Santa Rosa (Rio Grande do Sul, Brazil). The Division distributes its products through independent dealers in Brazil. In addition, the Division sells its products directly to end users in other South American countries.

         On June 28, 1996, AGCO Corporation acquired certain assets and liabilities of the Division, including the manufacturing facilities.


2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)      BASIS OF PRESENTATION

         The financial statements of the Division have been derived from the consolidated financial statements of Iochpe-Maxion S.A. and have been prepared to present the financial position, results of operations and cash flows of the Division on a stand-alone basis. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ in certain respects from the Brazilian accounting principles applied by Iochpe-Maxion S.A.

         The head office of Iochpe-Maxion S.A. provides certain services to, and incurs certain costs on behalf of, its subsidiaries and divisions. These services include accounting, legal and computer services.
         These costs are allocated to the subsidiaries and divisions on a pro rata basis based on the relative net sales of the subsidiaries and divisions. Management considers this allocation method to be reasonable.

         The income tax returns of Iochpe-Maxion S.A. include the operations of the Division. For financial reporting purposes, the Division computes a current provision (credit) for income taxes and social contribution on a separate return basis based on statutory rates in effect, and a credit or charge for the current provision (credit) is recorded in the receivable from (payable to) head office account.

(B)      REMEASUREMENT OF THE FINANCIAL STATEMENTS

         The Division transacts the majority of its business in Brazilian currency and has selected the United States dollar as its reporting currency. Accordingly, the financial statements of the Division are remeasured into United States currency in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" (SFAS 52), as applicable to operations of an entity denominated in the currency of a country with a highly-inflationary economy.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------

         Monetary assets and liabilities are remeasured to United States dollars at period-end exchange rates. Nonmonetary assets and division equity are remeasured to United States dollars at historical exchange rates. Income and expense items are remeasured at average monthly rates of exchange prevailing during the period, except for depreciation and cost of sales, which are remeasured at historical exchange rates.

         The foreign exchange gain or loss on remeasurement is charged to the statement of operations currently.

         Unless otherwise stated, all monetary assets and liabilities of the Division are denominated in Brazilian currency.

(C)      USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The estimates made by management primarily relate to selection of useful lives for property, plant and equipment, receivable and inventory allowances and certain accrued liabilities, principally relating to sales allowances and warranty.

(D)      TIME DEPOSITS

         These investments are carried at cost plus accrued interest, which approximates market value.

(E)      INVENTORIES

         Inventories are stated at the average cost of purchase or production. These amounts do not exceed replacement or realizable values. Allowances for slow-moving or obsolete inventory are recorded when applicable.

(F)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are recorded at cost. Interest on construction in progress during 1995, 1994 and 1993 was not capitalized due to immateriality. Depreciation is computed on the straight-line basis at rates which take into consideration the useful lives of the items; principally 25 years for buildings and improvements, 10 years for machinery and equipment and 5 years for tooling. Expenditures for maintenance and repairs are charged to operating costs and expenses as incurred.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



(G)      REVENUES AND EXPENSES

         Revenues are recognized when products are shipped or services are rendered; expenses and costs are recognized on the accrual basis.


(H)      PRODUCT WARRANTY COSTS

         The Division's manufactured products are covered by warranties of between eight and twelve months. Estimated warranty costs are accrued at the time of sale based on past experience and current circumstances.

(I)      COMPENSATED ABSENCES

         The Division fully accrues the liability for future compensation to employees for vacations vested during the period.

(J)      INTEREST AND FINANCIAL INCOME AND EXPENSE

         Interest and financial income and expense include interest at stated rates as well as indexation of receivables and payables to the consumer price index or other inflation indices. Unearned financial income on accounts receivable is recognized on a ratable basis over the terms of the receivables.

(K)      INCOME TAXES

         Statement of Financial Accounting Standards No. 109 has been applied for all periods presented. The current income tax charge (credit) has been determined by applying the statutory rate for the period to pre-tax income (loss) adjusted for temporary differences. The deferred tax effects of temporary differences have been recognized in the financial statements except that, in accordance with paragraph 9(f) of SFAS 109, deferred taxes have not been recorded for differences relating to certain assets and liabilities that are remeasured from Brazilian currency to U.S. dollars at historical exchange rates and that result from changes in exchange rates or indexing to inflation in local currency for tax purposes.

(L)      STATEMENT OF CASH FLOWS

         For purposes of the statement of cash flows, time deposits that have an original maturity to the Division of 90 days or less are considered cash equivalents.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



(M)      DIVISION EQUITY

         Division equity represents an amount equivalent to the net assets of the Division at January 1, 1993, increased (decreased) by net income
         (loss) in each period.


(N)      RECENT ACCOUNTING PRONOUNCEMENTS

         In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, as well as for long-lived assets and certain identifiable intangibles to be disposed. This standard will be required to be adopted in 1996. The adoption of this standard will not have a material effect on the Division's financial position.


3        INCOME TAXES

         Income taxes in Brazil include federal income tax and social contribution. The statutory rates applicable in each period were as follows:

                                                                            %
                                                   --------------------------

                                                       YEAR ENDED DECEMBER 31
                                                   --------------------------

                                                    1995       1994      1993
                                                   -----      -----     -----
         Federal income tax                        43.00      35.00     35.00
         Social contribution (*)                    5.18       5.91      5.91
                                                   =====      =====     =====

         Composite tax rate                        48.18      40.91     40.91
                                                   =====      =====     =====

         (*) The social contribution is deductible for federal income tax purposes.

         In January 1995, the federal income tax rate was increased from 35% to 43% resulting in a composite tax rate of 48.18%. Based on legislation enacted on December 26, 1995, the rates were subsequently changed to 25% for income tax and 5.56% for social contribution (a composite tax rate of 30.56%) effective January 1, 1996.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



         The components of the income tax expense (benefit) were as follows:


                                                          YEAR ENDED DECEMBER 31
                                                   -----------------------------

                                                      1995       1994       1993
                                                   -------     ------     ------
         Current provision (benefit)               (18,156)    27,241      8,785
         Deferred provision (benefit)               (2,125)    (5,535)    (2,501)
                                                   -------     ------     ------

                                                   (20,281)    21,706      6,284
                                                   =======     ======     ======

         The amount reported as income tax expense or benefit in these financial statements is reconciled to the statutory rates as follows:


                                                          YEAR ENDED DECEMBER 31
                                                   -----------------------------

                                                      1995       1994       1993
                                                   -------     ------     ------
         Income (loss) before income taxes         (92,695)     53,057    15,360
                                                   =======      ======    ======
         Tax expense (benefit) at statutory rate   (44,660)     21,706     6,284
         Effect of changes in tax rates             24,379
                                                   -------      ------    ------

         Tax expense (benefit) per statement
                 of operations                     (20,281)     21,706     6,284
                                                   =======      ======    ======

         The major components of the deferred tax accounts in the balance sheet are as follows:


                                                                AS OF DECEMBER 31
                                                                -----------------

                                                                  1995      1994
                                                                ------    ------
         Temporary differences, mainly
            non-deductible accrued expenses                     13,479     8,165
         Unearned financial income                               1,634     4,823
                                                                ------    ------
         Deferred tax asset (liability)                         15,113    12,988
                                                                ======    ======

         Current assets                                          9,611     5,522
                                                                ======    ======
         Non-current assets                                      5,502     7,466
                                                                ======    ======

         The Division generated a tax loss of approximately US$ 102,000 in 1995. The benefit of the tax loss (US$ 31,000 at December 31, 1995) is recorded as an income tax benefit and a reduction of the payable to head office, because the loss is available to all unincorporated divisions of Iochpe-Maxion S.A. and may be carried forward indefinitely.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


4        INVESTMENTS

         Investments consist of time deposits denominated in Brazilian currency.

         The Division's non-current investments are subject to compensating balance arrangements in connection with certain banks' machine financing programs for the Division's customers.


5        ACCOUNTS AND NOTES RECEIVABLE

                                                                                             AS OF DECEMBER 31
                                                                                     -------------------------

                                                                                        1995              1994
                                                                                     -------          --------
         Customers
           Domestic                                                                  118,353           241,935
           Less: Receivables sold with recourse under the
               "vendor" program                                                      (75,234)         (139,154)
                                                                                     -------          --------
           Outstanding domestic receivables                                           43,119           102,781
           Export, all denominated in
               U.S. dollars                                                            2,229             2,385
                                                                                     -------          --------

         Subtotal                                                                     45,348           105,166

         Unearned financial income                                                    (5,348)          (11,790)
         Allowance for doubtful accounts                                              (3,896)             (277)
                                                                                     -------          --------

         Total                                                                        36,104            93,099
                                                                                     =======          ========

         Current assets                                                               25,572            78,052
         Non-current assets                                                           10,532            15,047
                                                                                     -------          --------

                                                                                      36,104            93,099
                                                                                     =======          ========

         The original collection terms of long-term accounts receivable vary from 18 to 36 months, and most of these receivables are indexed to the variation in agricultural commodity prices.

         Outstanding domestic receivables include balances which are indexed to the variation of certain agricultural commodity prices in Brazil:

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



                                              As of December 31
                                              -----------------
                                              1995         1994
                                              ----         ----
         Milk                                 4,062        7,952
         Corn                                 3,890        5,983
         Soybeans                               712          451
         Sugar cane                              97          783
         Beef                                    75          229
                                              -----       ------
                                              8,836       15,398
                                              =====       ======


         Gains on indexed receivables amounted to US$ 1,111, US$ 29,164 and US$ 13,244 in 1995, 1994 and 1993, respectively.


         The Division is currently executing property guarantees obtained on certain overdue receivables, in the amount of approximately US$ 5,800 at December 31, 1995.


         The Division has financed certain customer receivables under the "vendor" program. Customer receivables in this program have been sold with recourse to various banks, including Banco Iochpe S.A., a subsidiary of Iochpe-Maxion S.A. Proceeds from sales of receivables with recourse amounted to US$ 179,000, US$ 408,000 and US$ 142,000 in 1995, 1994 and 1993, respectively. Expected losses under the recourse provisions of the program are included in the allowance for doubtful accounts.

         Domestic sales of agricultural machinery are dependent upon government financing and assistance programs available to farmers for the acquisition of capital goods, in addition to general market conditions for agricultural produce.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


6        INVENTORIES, NET


                                                                 AS OF DECEMBER 31
                                                                 -----------------

                                                                   1995       1994
                                                                 ------     ------
         Finished products                                       24,446      6,415
         Merchandise for resale (accessories)                     4,277      6,184
         Raw materials                                           52,866     29,901
         Spare parts and maintenance supplies                     3,221        799
                                                                 ------     ------

                                                                 84,810     43,299
                                                                 ======     ======

7        PROPERTY, PLANT AND EQUIPMENT


                                                                 AS OF DECEMBER 31
                                                                 -----------------

                                                                    1995      1994
                                                                 -------   -------
         Land                                                      9,293     9,293
         Buildings and improvements                               11,514    11,496
         Equipment and installations                              24,095    21,513
         Tooling                                                  11,339    11,992
         Furniture and fixtures                                      811       756
         Other                                                     3,837     3,372
         Construction in progress                                  2,225     1,988
                                                                 -------   -------

                                                                  63,114    60,410

         Accumulated depreciation                                (31,739)  (29,386)
                                                                 -------   -------

         Total                                                    31,375    31,024
                                                                 =======   =======

         A substantial part of the Division's plant and equipment is pledged in guarantee of borrowings.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


8        LOANS

                                                                                            AS OF DECEMBER 31
                                                                                      -----------------------

                                                                                         1995            1994
                                                                                      -------         -------
         COMMERCIAL PAPER PAYABLE IN U.S. DOLLARS; ANNUAL INTEREST
                  RATE OF 12.5%; VARIOUS MATURITIES THROUGH DECEMBER 1995                              34,438

         SHORT-TERM AND MEDIUM-TERM FINANCING OF IMPORT TRANSACTIONS;
                  PAYABLE IN U.S. DOLLARS; AVERAGE ANNUAL INTEREST RATES OF
                  8.3% AND 9.0%, RESPECTIVELY; VARIOUS MATURITIES THROUGH JUNE
                  1997 AND JUNE 1995, RESPECTIVELY                                     12,664           3,047

         LOCAL CURRENCY LOANS; AVERAGE ANNUAL INTEREST RATE OF 11%
                  PLUS THE REFERENCE INTEREST RATE (TR); VARIOUS MATURITIES
                  THROUGH 2000                                                          8,199          12,151
                                                                                      -------         -------

                                                                                       20,863          49,636

         Current liabilities                                                          (16,119)        (46,975)
                                                                                      -------         -------

         Long-term liabilities                                                          4,744           2,661
                                                                                      =======         =======

         The loans fall due as follows:

         1996                                                                                          16,119
         1997                                                                                           2,055
         1998                                                                                           1,132
         1999                                                                                           1,064
         2000                                                                                             493
                                                                                                       ------
                                                                                                       20,863
                                                                                                       ======

         Loans are guaranteed by liens on machinery and equipment.


9        FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of the Division's financial instruments approximates fair market value because of the short-term maturity or frequent repricing of these instruments.

\
         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------



         Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         In connection with the sale of machines to certain agricultural producers, the Division enters into unsecured swap contracts with these customers. Under the terms of these contracts, the Division receives monthly interest payments based on the variation of certain agricultural commodity prices (such as soybeans, corn, sugar cane, beef etc.) and pays interest at the reference interest rate (TR) or the consumer price index (IPC), plus 11% per annum semiannually. The Division adjusts these swap contracts to estimated fair value and records the fair value adjustment and the net difference between the rates received and paid as components of interest and financial income. The contracts are recorded as a component of accounts receivable. The carrying value of these contracts was an asset of US$ 5,200 at December 31, 1995 and a liability of US$ 400 at December 31, 1994.


         The nominal value of these swap contracts is summarized below:


                                                As of December 31
                                                -----------------
                                                1995         1994
                                               -----       ------
         Commodity
              Milk                              9,478      18,556
              Corn                              9,076      13,962
              Soybeans                          1,660       1,053
              Sugar cane                          227       1,828
              Beef                                175         536
                                               ------      ------
                                               20,616      35,935
                                               ======      ======

         Losses on these swap contracts amounted to US$ 8,505, US$ 28,653 and US$ 7,378 in 1995, 1994 and 1993, respectively.

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


10       COMMITMENTS AND CONTINGENCIES

         EMPLOYEE BENEFITS

         The Division maintains no private pension plans for its employees but makes monthly contributions based on payroll to the government pension, social security and severance indemnity plans and such payments are expensed as incurred. In addition, certain payments are due on dismissal of employees, being principally one month's salary and a severance payment calculated at 40% of the accumulated contributions made to the government severance indemnity plan on behalf of the employee. Amounts paid on dismissal totalled US$ 2,723, US$ 2,383 and US$ 756 in the years ended December 31, 1995, 1994 and 1993, respectively. Dismissals subsequent to December 31, 1995 amounted to an additional US$ 54.

         OTHER

         Iochpe-Maxion S.A. is a defendant in numerous lawsuits relating to the Division in the ordinary course of business. Management does not believe that an adverse outcome in any or all of these proceedings would have a material adverse effect on the Division's financial position or results of operations.


11       RELATED PARTY TRANSACTIONS

         The Division purchases engines and other components from other divisions of Iochpe-Maxion S.A. In addition, certain services provided by Iochpe-Maxion S.A.'s head office and machinery maintenance division are charged to the Division. These transactions are summarized below:



                                                                                         YEAR ENDED DECEMBER 31
                                                                                   ----------------------------

                                                                                     1995       1994       1993
                                                                                   ------     ------     ------
         Purchases of engines, at cost                                             34,714     44,712     31,037
         Purchases of components                                                    1,137      1,732
         Purchases of maintenance services                                          3,661
         Allocation of overhead from head office                                   10,429     16,681     12,735

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


         Transfers of engines are recorded at cost. For management purposes only, Iochpe-Maxion S.A. imputes a profit margin on these transfers, which would have resulted in additional charges to cost of sales of US$ 6,048, US$ 14,776 and US$ 3,570 in 1995, 1994 and 1993,
         respectively.


12       RECEIVABLE FROM (PAYABLE TO) HEAD OFFICE

         The amount receivable from (payable to) head office does not accrue interest. The major movements in this account relate to the following:


                                                                                          YEAR ENDED DECEMBER 31
                                                                                  ------------------------------

                                                                                      1995       1994       1993
                                                                                  --------    -------    -------
         Balance at beginning of the year                                           (4,981)     2,165
         Income tax credit (provision)                                              18,156    (27,241)    (8,785)
         Overhead allocation                                                       (10,429)   (16,681)   (12,735)
         Purchases of engines, components and maintenance services                 (39,512)   (46,444)   (31,037)
         Cash remittances (receipts), net                                          (84,353)    83,220     54,722
                                                                                  --------    -------    -------

         Balance at end of the year                                               (121,119)    (4,981)     2,165
                                                                                  ========    =======    =======
         Average balance during the year                                           (95,963)    (6,358)     2,997
                                                                                  ========    =======    =======


13       RETAINED EARNINGS (DEFICIT)

         Changes in retained earnings (deficit) are summarized below:


                                                                                         YEAR ENDED DECEMBER 31
                                                                                  -----------------------------

                                                                                     1995        1994      1993
                                                                                  -------     -------     -----
         Balance at beginning of the year                                          40,427       9,076
         Net income (loss)                                                        (72,414)     31,351     9,076
                                                                                  -------     -------     -----

         Balance at the end of the year                                           (31,987)     40,427     9,076
                                                                                  =======     =======     =====

         AGRICULTURAL DIVISION OF IOCHPE-MAXION S.A.

         NOTES TO THE FINANCIAL STATEMENTS
         AT DECEMBER 31, 1995, 1994 AND 1993
         Expressed in thousands of U.S. dollars, unless otherwise indicated
         -----------------------------------------------------------------------


14       EXCESS MANUFACTURING CAPACITY

         During the third and fourth quarters of 1995, the Division temporarily ceased most of its manufacturing operations in response to a decline in demand for its products. The fixed costs attributable to the idle capacity are included in net income (loss) for the periods affected.



                            *          *          *